Exhibit 10.14

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is made this 14th day of May, 2004, by and among Torrey Pines Networks, Inc., a Delaware corporation (“TPN”), having an address at 12 Morgan, Irvine, California 92618, Entrada Networks, Inc., a Delaware corporation (“ESAN”), having an address at 12 Morgan, Irvine, California 92618, and James Dziak ("Seller"), an individual, having an address at c/o Microtek Systems, Inc., 5343 North 118th Court, Milwaukee, Wisconsin 53225-3085.

W I T N E S S E T H

WHEREAS, TPN is a wholly owned subsidiary of ESAN;

WHEREAS, the Seller is the owner of one hundred (100) shares of the common stock of Microtek Systems Inc., a Wisconsin corporation ("MSI"), which constitutes all of the issued and outstanding shares of common stock of MSI as of the date hereof; and

WHEREAS, the Seller desires to sell all of his shares of common stock of MSI to TPN, and TPN desires to acquire the shares of common stock of MSI from the Seller, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements recited herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, TPN, ESAN and the Seller agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.01   Definitions. The following terms shall have the meanings ascribed thereto:

1.01.1"Closing Price" means the last closing trade price for ESAN Common Stock in the over-the-counter market on the electronic bulletin board for ESAN Common Stock as reported by Bloomberg or Nasdaq (www.OTCBB.com).

1.01.2   "ESAN Common Stock" means the shares of ESAN common stock, par value $.001 per share, of ESAN.

1.01.3 “knowledge,” “best knowledge” or “know” means (i) with respect to TPN, the knowledge of TPN (including its directors, managers and officers) after due inquiry and investigation and (ii) with respect to Seller, the knowledge of Seller (including MSI’s directors and officers) after reasonable due diligence and investigation.

1.01.4 “Material Adverse Effect” means with respect to any entity, to the extent not reflected on such entity’s balance sheet, any liability, obligation, impairment, restriction, lien, cost, expense, loss, compensation, payment, reimbursement, damage, judgment or settlement to, of, by or on the business (including on assets that has such effect on the business), operations, cash flow, property, assets, prospects or condition (financial or otherwise) of such entity and its subsidiaries taken as a whole in the amount of $25,000 or more for an individual occurrence or $50,000 or more in the aggregate for multiple occurrences, arising outside the ordinary course of business. “Material Adverse Effect” includes, without limitation, any effect that impairs the ability of any of the parties hereto to consummate any transaction contemplated hereby.

1.01.5   “Net Assets Employed” means total tangible assets less current liabilities.

1.01.6 “Net Working Capital” means all current assets minus current liabilities with deferred maintenance contract revenue recognized at a delivery cost of $108,000.

1.01.7   "Value" of ESAN Common Stock means the arithmetic average of the Closing Price of ESAN Common Stock on each trading day during the twenty (20) consecutive trading days immediately preceding each Closing Date.

1.02.   Purchase and Sale. Subject to the terms and conditions of, and in reliance on the representations and warranties set forth in, this Agreement, on the Closing Date (as defined in Article 8 of this Agreement), Seller will sell, transfer and deliver to TPN, and TPN shall purchase and acquire from Seller one hundred (100) shares of common stock of MSI, being all of the issued and outstanding shares of common stock of MSI on the date hereof (the "MSI Common Stock"), free and clear of all liens, pledges, encumbrances, charges, and claims thereon. Certificates evidencing the MSI Common Stock shall be either duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank. Such certificates shall also be accompanied by evidence satisfactory to TPN of the Seller's payment of any applicable transfer taxes.

1.03.   Purchase Price. In consideration of the sale, transfer and delivery of the MSI Common Stock by the Seller to TPN, TPN will pay to the Seller the aggregate consideration of One Million Four Hundred Thousand ($1,400,000) Dollars (the “Purchase Price”), as follows:

1.03.1 Seven Hundred Fifty Thousand ($750,000) Dollars in immediately available funds;

1.03.2 That number of Shares of ESAN Common Stock as has an aggregate Value of Two Hundred Fifty Thousand ($250,000) Dollars; plus

1.03.3 Two Hundred Fifty Thousand ($250,000) Dollars, subject to adjustment and to be paid pursuant to the terms of an Earnout Agreement to be executed and delivered at the Closing by the parties hereto, a form of which is attached hereto as Exhibit A.

1.03.4 One Hundred Fifty Thousand ($150,000) Dollars payable in four equal installments of principal, together with interest on the unpaid balance at the rate of six percent (6%), on November 14, 2004, and May 14, 2005, November 14, 2005 and May 14, 2006, pursuant to the terms of the Promissory Note to be executed and delivered by TPN, a form of which is attached hereto as Exhibit A-1.

1.04   Holdback. At the Closing, TPN shall retain in escrow that number of shares of ESAN Common Stock as has an aggregate value of One Hundred Thousand Dollars ($100,000) from the Purchase Price set forth in 1.03(2) (the "Holdback Amount") for a period of One Hundred Eighty (180) days following the Closing Date (the "Holding Period"). The Holdback Amount may be used by TPN to satisfy indemnification settlements arising from a breach of a representation, warranty and/or covenant by the Seller and/or MSI in this Agreement (the "Indemnification Settlements") The Holdback Amount will not be deemed a limit on the Seller’s indemnification obligations set forth in Section 9.02 of this Agreement.

ARTICLE II
ADDITIONAL TRANSACTIONS

2.01   Due Diligence Investigation.    Prior to the Closing, TPN shall have the opportunity to conduct and complete to TPN’s satisfaction in its sole discretion, customary business, financial, tax, legal and environmental due diligence investigations of MSI (the "Due Diligence Investigation"). The Due Diligence Investigation shall include, but not be limited to, corporate records, sales records and contract, financial and tax records, legal matters, regulatory matters, environmental matters, employment matters, contractual matters, insurance matters, employment and labor matters, patent and trademark matters, pension and benefit records and matters, and such other agreements and matters as such party and its counsel and financial advisors deem relevant. Each party acknowledges that the consummation of the transactions contemplated by this Agreement is subject to the completion of the Due Diligence Investigation, the results of which shall be satisfactory to TPN in its sole discretion. Representatives of TPN shall have access to MSI's facilities, management, books, records, personnel, customers and suppliers only after obtaining Seller’s written consent, which shall not be unreasonably withheld or delayed, and only when accompanied by Seller, for the purpose of conducting the Due Diligence Investigation.

2.02   Restricted Securities. The Seller understands that the shares of ESAN Common Stock issuable as part of the Purchase Price are characterized as "restricted securities" under the federal securities laws inasmuch as they are being issued by TPN in a transaction not involving a public offering and that under such laws and applicable regulations ESAN Common Stock may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

2.03   Further Limitations on Disposition. Without in any way limiting the representations set forth above, unless there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement or an exception from registration applies, the Seller further agrees not to make any disposition of all or any portion of ESAN Common Stock unless and until the transferee has agreed in writing for the benefit of TPN and ESAN to be bound by this Section 2.03 and, if reasonably requested by TPN or ESAN, the Seller shall have furnished TPN with an opinion of counsel, reasonably satisfactory to TPN or ESAN, that such disposition will not require registration of such shares under the Act.

2.04   Legends. It is understood that the certificates evidencing ESAN Common Stock will bear the following legend unless such securities are registered under the Act:

“The shares evidenced by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred unless registered or qualified pursuant to such Act and applicable state securities laws or an exemption from registration under such Act or such applicable state securities laws is available.”

2.05   Employment Agreement. TPN and the Seller shall enter into an employment agreement (the “Employment Agreement”), in the form set forth on Exhibit B, attached hereto and made a part hereof.

2.06     Restrictive Covenant. As an express and prime inducement for TPN to enter into this Agreement, the Seller and TPN shall enter into a non-compete and confidentiality agreement (the “Non-Compete Agreement”), in the form is set forth on Exhibit C, attached hereto and made a part hereof.

2.07     Shareholder Distribution. Prior to or at the Closing, MSI shall distribute Three Hundred Thousand Dollars ($300,000) of its working capital to Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

    The Seller and MSI make the following representations and warranties to TPN, each of which shall be deemed material (and TPN, in executing and delivering, and performing its obligations under this Agreement has relied and will rely upon the correctness and completeness of each of such representations and warranties).

  3.01.     Corporate Existence and Qualification. MSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. MSI has the corporate power to carry on its business as now conducted and to own its assets. MSI is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 3.01, which are the only jurisdictions in which MSI is required to qualify in order to own its assets or properties or to carry on its business as now conducted, except where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect. The copies of MSI's Certificate of Incorporation (certified by the Department of Financial Institutions of the State of Wisconsin) and By-Laws (certified by MSI's secretary), as amended to date, which have been delivered to TPN, are true and complete copies of those documents as now in effect. The minute books of MSI contain accurate records, in all material respects, of all material meetings of its Board of Directors and shareholders since its incorporation, and accurately reflect, in all material respects, all actions referred to therein.

3.02.     Capitalization. The authorized capital stock of MSI consists of two thousand (2,000) shares of common stock, no par value, of one hundred (100) shares are issued and outstanding. All of the shares of MSI Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable, except as set forth in Section 180.0622, Wis. Stats. Except as set forth on Schedule 3.02 to this Agreement, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which MSI or the Seller is a party or by which MSI or the Seller is bound, calling for the issuance, transfer, sale or other disposition of the MSI Common Stock. Except as set forth on Schedule 3.02, there are no outstanding securities of MSI convertible or exchangeable, actually or contingently, into shares of MSI Common Stock or any other securities of MSI.

3.03.     Subsidiaries. Except as set forth in Schedule 3.03, there are no corporations, partnerships, limited liability companies, trusts or other business entities controlled by MSI. MSI has made no investments in, or owns, none of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

3.04.     Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of MSI or the Seller to enable such persons to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been, obtained.

3.05.     Binding Nature of Agreement; Title to Shares. This Agreement constitutes the Seller's valid and binding obligation and is enforceable in accordance with its terms, except that: (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any proceeding therefore may be brought. The Seller is, and at the Closing will be, the sole record and beneficial owner of the MSI Common Stock, free and clear of all manner of liens, charges, encumbrances, and claims. The Seller has, and at the Closing will have, good and marketable title to the MSI Common Stock, and has, and at the Closing will have, the absolute and unqualified right to sell, transfer and deliver such MSI Common Stock to TPN. The delivery of the MSI Common Stock to TPN at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

3.06.     Financial Statements, etc. The books of accounts of MSI, taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. MSI's balance sheets as of December 31, 2002, December 31, 2003, and March 31, 2004, and the related statements of income and retained earnings for the years ended December 31, 2001, 2002 and 2003 and the three month period ended March 31, 2004 (collectively, the "Financial Statements") fairly present the financial position of MSI in all material respects as of the said dates and the results of its operations for such fiscal years and periods and, except as set forth therein or in Schedule 3.06 were prepared in all material respects in conformity with generally accepted accounting principles consistently applied throughout the fiscal year and periods covered thereby. The Financial Statements have been compiled or, with respect to the March 31, 2004 Financial Statements only, were internally prepared and have been delivered to TPN prior to the execution and delivery of this Agreement. For the calendar year ending December 31, 2003, MSI had an unadjusted/unaudited earnings before interest, taxes, depreciation and amortization, prior to the bonus and/or S Corporation distribution to Seller (“EBITDA”) of at least Three Hundred Forty Five Thousand Dollars ($345,000), and net assets employed (with the liability for deferred maintenance contracts calculated based upon actual delivery cost) of at least Four Hundred Thousand ($400,000). For purposes of this Section 3.06, EBITDA and net assets employed shall be calculated (except as set forth in the preceding sentence) in a manner consistent with the accounting practices and policies employed by MSI prior to the Closing Date as depicted on the Exhibit attached to Schedule 3.06.

3.07.     Liabilities. As of March 31, 2004 (the "MSI Balance Sheet Date"), except as set forth on Schedule 3.07 MSI had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against MSI's Consolidated Balance Sheet at the Balance Sheet Date (the "MSI Balance Sheet").

3.08.     Action Since Balance Sheet Date. Except as set forth in Schedule 3.08, or as otherwise expressly provided or set forth in, or required by, this Agreement, since the MSI Balance Sheet Date, MSI has not: (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as to the MSI Balance Sheet Date and current liabilities incurred since the MSI Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction having an aggregate value greater than $25,000 (excluding outstanding quotes or proposals); ; (viii) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

3.09.     Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement (including the Schedules hereto) and except for changes in the general economy and the information technology industry, since the MSI Balance Sheet Date, there have been no changes in the properties, operations or financial condition of MSI, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a Materially Adverse Effect upon the business of MSI, and neither the Seller nor MSI, after reasonable inquiry, knows of any development or threatened development of a nature that is, or which could be reasonably expected to have a Materially Adverse Effect upon the business of MSI or upon any of its assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would result in a Materially Adverse Effect.

3.10.     Taxes. The Seller has delivered to TPN true and complete copies of the Federal income tax returns of MSI as filed with the Internal Revenue Service for the fiscal years ended December 31, 2001 and 2002. [Note: 2003 income taxes are on extension]Such returns were prepared in conformity in all material respects with information contained in the books and records of MSI and contain no untrue statement of a material fact or omit to state any fact required to make any such return not materially misleading. Except as set forth in Schedule 3.10, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may have become due or payable by MSI and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by MSI with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. Except as set forth in said Schedule 3.10, no deficiency is proposed or to the knowledge of MSI, after reasonable inquiry, threatened against MSI. Schedule 3.10 also sets forth a list of those states in which income, franchise or sales and use tax returns were or will be filed by MSI for the fiscal year ended December 31, 2003.

3.11.     Ownership of Assets. Except as set forth in Schedule 3.11, MSI owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in MSI’s Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the MSI Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes. Schedule 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by MSI or in which it has an interest. Except as set forth in said Schedule 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned or leased are, in the reasonable business judgment of Seller, sufficient to permit MSI to conduct its business as now conducted. Except as set forth in Schedule 3.11, MSI is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. To the knowledge of the Seller, MSI is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of the Seller, after reasonable inquiry, are threatened and no claim has been received by MSI or the Seller alleging any such violation.

3.12.     Insurance. Schedule 3.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by MSI as of the date hereof. Except as set forth in Schedule 3.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth in Schedule 3.12, Seller, after reasonable inquiry, does not know of any state of facts, or of the occurrence of any event which might reasonably (i) form the basis for any claim against MSI not fully covered by insurance for liability on account of any express or implied warranty or tortious omission of commission, or (ii) result in a material increase in insurance premiums of MSI.

3.13.     Litigation, Compliance with Law. Except as set forth in Schedule 3.13, there are no actions, suits, proceedings or governmental investigations relating to MSI or to any of its properties, assets or businesses pending or, to the knowledge of Seller, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against MSI or against or relating to any of its properties, assets or businesses. Except as set forth in Schedule 3.13, to the knowledge of the Seller, MSI is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, which violation would have a Materially Adverse Effect on MSI.

3.14.     Real Property. Schedule 3.14 sets forth a brief description of all real property which is owned by, or leased to MSI, including all material structures located hereon. The real property leases described in Schedule 3.14 that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid. All uses of such owned or leased property by MSI conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

3.15.     Agreements and Obligations; Performance. Except as set forth in this Agreement or listed and briefly described in Schedule 3.15 (the "Listed Agreements"), MSI is not a party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $50,000; (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $50,000 that cannot be cancelled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability: (iii) contractual obligation or contractual liability of any kind to the Seller; (iv) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (v) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term, (vi) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vii) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (viii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (ix) lease for real or personal property (including borrowings thereon), license or royalty agreement; (x) union or other collective bargaining agreement; (xi) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xii) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xiii) contract containing covenants limiting the freedom of MSI to engage or compete in any line or business or with any person in any geographical area; (xiv) contract or option relating to the acquisition or sale of any business; (xv) voting trust agreement or similar shareholders' agreement. A true and correct copy of each of the written listed Agreements, has been made available or delivered to TPN. MSI has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements which would reasonably be expected to result in a Material Adverse Effect on MSI and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. The Seller knows of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

3.16.     Condition of Assets. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by MSI in the conduct of its respective businesses are in good operating condition and repair, ordinary wear and tear excepted.

3.17   Accounts Receivable. All of the accounts receivable are reflected in the books of account of MSI in accordance with GAAP and arose in the ordinary course of its business from the sale of services or goods.

3.18.     Permits and Licenses. Schedule 3.18 sets forth all material permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by MSI. MSI has all permits, licenses, order and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of the Seller, after reasonable inquiry, no suspension or cancellation or any of such other permits, licenses, etc. is threatened, the suspension or cancellation of which would have a Material Adverse Effect on MSI; and to Seller’s knowledge, MSI is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals. Schedule 3.18 also sets forth a brief description of all vans, automobiles, trucks or other vehicles owned or leased by MSI and the state of title thereof.

3.19.     Banking Arrangements. Schedule 3.19 sets forth the name of each bank in or with which MSI has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box including the names of all persons currently authorized to draw thereon or having access thereto, and the names of all persons, if any, now holding powers of attorney from MSI and a summary statement of the terms thereof.

3.20.     Interest in Assets. Neither the Seller nor, any third party owns any property or rights, tangible or intangible, used in the business of MSI.

3.21.     Salary Information. Schedule 3.21 contains a list of the names and current salary rates of and bonus commitments to all present officers of MSI, and the names and current annual salary rates of all other persons employed by MSI whose annual salaries and bonuses exceed $100,000.00.

3.22.     Employee Benefit Plans. Schedule 3.22 includes a list of all of the "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by MSI or to which it makes employer contributions with respect to its employees, a complete and correct copy of each of which has been delivered to TPN. There are no vested and unfunded benefits under any such plans.

3.22.1.     All of the pension and profit sharing plans maintained by MSI (herein collectively referred to as the "Pension Plans") are listed in Part A of Schedule 3.22. Each of the Pension Plans has received a favorable determination letter as to its qualification under section 4.01(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including, but not limited to, amendments made by ERISA), to Seller’s knowledge, after reasonable inquiry, nothing has occurred with respect to any such Pension Plan which would cause the loss of such qualification, and MSI has delivered to TPN true and correct copies of all such determination letters.

3.22.2.     All of the Pension Plans not maintained by MSI but to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Other Pension Plans"), are listed in Part B of Schedule 3.22. Each of the Other Pension Plans is a multi-employer plan (within the meaning of section 3(37) of ERISA), but MSI is not a substantial employer (within the meaning of section 4001(a)(2) of ERISA) with respect to any of the Other Pension Plans.

3.22.3.     To the Seller’s knowledge, after reasonable inquiry, all contributions required by law or required under the Pension Plans with respect to the three plan years ended prior to the Closing Date shall have been made on or prior to the Closing Date by MSI. With regard to the current plan year of each of the Other Pension Plans, all contributions required to meet the employer contribution obligations of MSI, under section 412 of the Code, Part 3 of Title I(B) of ERISA, such other Pension Plan or any applicable collective bargaining agreement, with respect to that portion of the current plan year ending on the Closing Date, to Seller’s knowledge, after reasonable inquiry, shall have been made on or prior to the Closing Date by MSI.

3.22.4.     No Pension Plan or related trust has terminated, and no "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to either any of the Pension Plans or the participation of MSI in any of the Other Pension Plans, other than the transactions contemplated by this Agreement, since the effective date of ERISA.

3.22.5.     None of the Pension Plans which are subject to provisions of section 412 of the Code or Part 3 of Title I(B) of ERISA or their related trusts has incurred any "accumulated funding deficiency" (within the meanings of section 412(a) of the Code and section 302 of ERISA) since the effective date of ERISA.

3.22.6.     MSI has not incurred any liability (except for required premium payments, which premium payments have been made for plan years ended prior to the Closing Date, to the Pension Benefit Guaranty Corporation), with respect to the Pension Plans.

3.22.7.     All of the welfare plans maintained by MSI or to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Welfare Plans") are listed in Part C of Schedule 3.22. To Seller’s knowledge, after reasonable inquiry, there are no actions, suits or claims, pending or threatened against any of the Pension Plans, or (with respect to the participation of MSI therein) against any of the Other Pension or Welfare Plans, or against MSI with respect to any thereof.

3.22.8.     MSI has satisfied in all material respects all reporting and disclosure requirements applicable to it under ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the Pension and Welfare Plans, and MSI will deliver to TPN prior to the Closing Date true and complete copies of the most recently filed and disclosed Forms EBS-1, Forms 5500 and 5500-C (with exhibits), 1976 "ERISA Notices" and summary plan description for the Pension and Welfare Plans.

3.22.9.     To the Seller’s knowledge, after reasonable inquiry, none of the Pension and Welfare Plans or any of their related trusts, or MSI or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to the Plans, has engaged in any "prohibited transaction" (within the meaning of section 408 of ERISA or section 4975(c)(23) or (d) of the Code), with respect to the participation of MSI therein, which could subject any of the Pension or Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of the Plan, or MSI or TPN, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by section 502(i) or ERISA or section 4975 of the Code.

3.22.10.     The Trustees of each of the Pension Plans have completed their required annual accountings for the plan year ended December 31, 2002 [Note: The Annual Report for the 2003 Plan Year is due7/31], Such accountings accurately reflect the financial positions of the Pension Plans as at such date, and true and complete copies of the Trustees' reports or schedules of such accountings have been delivered to TPN.

3.23.     No Breach.     Neither the execution and delivery of this Agreement nor compliance by MSI and the Seller with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(a)    violate or conflict with any provision of the Certificate of Incorporation or By-Laws of MSI;

(b)    violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which MSI or the Seller is a party or by which either of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained and violations, conflicts, breaches or defaults which would not have a material adverse effect);

(c)    result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MSI or the Seller pursuant to the terms of any such agreement or instrument;

(d)    violate any judgment, order, injunction, decree or award against, or binding upon, MSI or the Seller or upon their respective properties or assets; or

(e)    to Seller’s knowledge, violate any law or regulation of any jurisdiction relating to MSI or any of its securities, assets or properties which violation would result in a Material Adverse Effect upon MSI.

3.24.     Brokers. Except as set forth in Schedule 3.24, the Seller has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. The Seller agrees to indemnify TPN and ESAN against, and to hold them harmless from any claim for brokerage or similar commission or other compensation which may be made against TPN or ESAN by any third party in connection with any transactions contemplated hereby which claim is based upon any action by the Seller.

3.25.     Labor Discussions. Except with respect to the agreements listed in Schedule 3.15 pursuant to Section 3.15(x), MSI is not, or during the past three years has not been, involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. With respect to said agreements, Schedule 3.15 sets forth a description of the status thereof, including any demands or proposals with respect to the renewal, extension or replacement thereof.

3.26.     Change of Name. MSI has not conducted business under any name during the past three (3) years except those set forth on Schedule 3.26.

3.27   Untrue or Omitted Facts. To Seller’s knowledge, no representation, warranty or statement by the Seller in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TPN AND ESAN

TPN and ESAN make the following representations and warranties to the Seller, each of which shall be deemed material, and the Seller, in executing this Agreement, has relied and will rely on the correctness and completeness of such representations and warranties:

4.01.     TPN Organization. TPN is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets. TPN does not have any subsidiaries.

4.02.     ESAN Organization. ESAN is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets. A complete list of entities in which ESAN, directly or indirectly, owns capital stock or holds an equity or similar interest is disclosed in ESAN’s Form 10-K (“10-K”) for the fiscal year ended January 31, 2003, filed with the Securities and Exchange Commission (the "SEC").

4.03   Capitalization and Voting Rights. The authorized capital and voting rights of shareholders of ESAN is as disclosed in ESAN's 10K, 10Q and other filings made with the SEC.

4.04   SEC Documents. ESAN has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As of the date of filing of such documents (the "SEC Documents") with the SEC, the SEC Documents, as they may have been subsequently amended by filings made by ESAN with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by ESAN with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of ESAN included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

4.05   Valid Issuance of Securities. ESAN Common Stock being delivered as part of the Purchase Price hereunder, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances or restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws, as currently in effect, of the United States and each of the states whose securities laws govern the issuance of any of ESAN Common Stock hereunder. ESAN Common Stock are not and will not be subject to any preemptive rights, rights of first refusal, rights of first offer or other similar rights that have not been properly waived or complied with.

4.06.     No Breach. Neither the execution and delivery of this Agreement nor compliance by TPN or ESAN with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of ESAN or the Certificate of Formation or Operating Agreement of TPN;

(b)    violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which TPN or ESAN is a party or by which it or any of its respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

(c)    result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of TPN or ESAN pursuant to the terms of any such agreement or instrument;

(d)    violate any judgment, order, injunction, decree or award against, or binding upon, TPN or ESAN or upon its respective properties or assets; or

(e)    violate any law or regulation of any jurisdiction relating to TPN or ESAN or any of its respective securities, assets or properties.

4.07.     Authority for and Binding Nature of Agreement. All corporate and other proceedings required to be taken by or on behalf of TPN or ESAN including, without limitation, all actions required to be taken by ESAN’s and TPN’s Board of Directors, to authorize TPN and ESAN to enter into and carry out this Agreement will have been duly and properly taken at or prior to the Closing Date. All corporate action on the part of TPN or ESAN, or its respective officers, managers, members directors and shareholders necessary for the authorization, issuance (or reservation for issuance) of ESAN Common Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of TPN and ESAN, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.08.     Brokers. Neither TPN nor ESAN has engaged, consented to, or authorized any broker, finder, investment banker or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and TPN and ESAN agree to indemnify MSI and Seller against, and to hold him harmless from, any claim for brokerage or similar commission or other compensation which may be made against MSI or Seller by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by TPN or ESAN.

4.09.     Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since January 31, 2004 (the “TPN Balance Sheet Date”), neither TPN nor ESAN has: (i) with the exception of any issuances under ESAN’s Employee Stock Plan, Employee Stock Option Plan or Director’s Stock Option Plan, issued or sold, or agreed to issue or sell any of its capital stock or membership interests, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock or membership interests, as the case may be; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business: (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as to the TPN Balance Sheet Date and current liabilities incurred since the TPN Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction having an aggregate value greater than $50,000; (viii) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock or membership interests, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock, as the case may be; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

4.10.     Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the TPN Balance Sheet Date, there have been no changes in the properties, operations or financial condition of TPN or ESAN, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially Adverse Effect upon the business of TPN or ESAN, and neither TPN nor ESAN, after reasonable inquiry, knows of any development or threatened development of a nature that is, or which could be reasonably expected to have a Materially Adverse Effect upon the business of TPN or ESAN or upon any of its respective assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would result in a Materially Adverse Effect.

4.11.   Untrue or Omitted Facts. No representation, warranty or statement by TPN or ESAN in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

ARTICLE V
PRE-CLOSING COVENANTS

5.01     Covenants of Seller. The Seller hereby covenants that, from and after the date hereof, and until the Closing or earlier termination of this Agreement as follows:

5.01.1     Access. MSI shall afford to the managers, officers, attorneys, accountants and other authorized representatives of TPN free and full access, during regular business hours and provided they are accompanied by Seller, to the books, records, personnel and properties of MSI (including, without limitation, the work papers prepared by MSI's auditors) so that TPN may have full opportunity to conduct the Due Diligence Investigation. MSI will cause its employees, accountants and attorneys to cooperate fully with the Due Diligence Investigation, and to make full disclosure to TPN of all material facts affecting its financial condition and business operations.

5.01.2     Conduct of Business. MSI shall conduct its business only in the ordinary and usual course and shall make no material change in any of its policies without the prior written consent of TPN, which shall not be unreasonably withheld or delayed.

5.01.3     Insurance. MSI shall maintain in force the insurance policies listed in Schedule 3.12, except to the extent that they may be replaced with equivalent policies at the same or lower rates approved by TPN, which approval shall not be unreasonably denied.

5.01.4     Liabilities. MSI shall not incur any obligation or liability required in accordance with GAAP to be set forth on MSI's financial statements, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (i) the foregoing obligations and liabilities, (ii) debts, liabilities, and obligations set forth in the Balance Sheet; (iii) debts, liabilities and obligations arising after the MSI Balance Sheet Date in the ordinary course of its business; and (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits and Schedules annexed to this Agreement.

5.01.5     Preservation of Business. The Seller will use his best efforts to preserve MSI's business organization intact, to keep available the services of its present officers, employees and consultants (except as TPN may otherwise approve), and to preserve its goodwill.

5.01.6     Financial Statements. The Seller shall deliver to TPN at Closing, an unaudited, internally prepared balance sheet of MSI, dated as of the Closing Date (the "Closing Date Balance Sheet") , dated as of the close of business on the Closing Date. The Financial Statements shall reflect that MSI has a minimum of Four Hundred Thousand Dollars ($400,000) of Net Assets Employed (prior to the distribution under Section 2.07), calculated as described in Section 3.06.

5.01.7     No Breach. The Seller will (i) use his best efforts to assure that all of his representations and warranties contained herein are true in all material respects as of the Closing; (ii) promptly notify TPN of any event or fact which represents or is likely to cause such a breach or default.

5.02 Covenants of TPN. and ESAN. TPN and ESAN hereby covenant that, from and after the date hereof, and until the Closing or earlier termination of this Agreement as follows:

5.02.1     Conduct of Business. TPN and ESAN shall conduct their businesses only in the ordinary and usual course and shall make no material change in any of their policies without the prior written consent of the Seller, which shall not be unreasonably withheld or delayed.

5.02.2     Liabilities. Neither ESAN nor TPN shall incur any obligation or liability required in accordance with GAAP to be set forth on TPN's and ESAN’s financial statements, absolute or contingent, except for those incurred in the ordinary and usual course of their businesses; nor shall they pay any obligation or liability other than debts, liabilities and obligations arising in the ordinary course of their businesses and debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits and Schedules annexed to this Agreement.

5.02.3     Preservation of Business. TPN and ESAN will use their best efforts to preserve TPN's and ESAN’s business organization intact, to keep available the services of their present officers, employees and consultants (except as the Seller may otherwise approve), and to preserve their goodwill.

5.02.4     No Breach. TPN and ESAN will (i) use their best efforts to assure that all of their respective representations and warranties contained herein are true in all material respects as of the Closing; (ii) promptly notify the Seller of any event or fact which represents or is likely to cause such a breach or default.

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATIONS TO TPN TO CLOSE

The obligation of TPN to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by TPN in its sole discretion (except when the fulfillment of such condition is a requirement of law).

6.01.     Representations and Warranties. All representations and warranties of the Seller and MSI contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

6.02.     Covenants. The Seller and MSI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

6.03.     No Action. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially adversely affect the right of TPN to own the MSI Common Stock or to operate or control the assets, properties and business of MSI after the Closing Date, or which might have a Materially Adverse Effect thereon.

6.04.     Consents, Licenses and Permits. The Seller and TPN shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of MSI from terminating, the termination of which, in the aggregate, would have a Materially Adverse Effect on the business, financial condition or assets of MSI, or (ii) any material indebtedness of MSI from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

6.05.     Certificate of Satisfaction of Conditions. TPN shall have received a certificate dated the Closing Date, signed by the President and Secretary of MSI and by the Seller as to the satisfaction of the conditions contained in Section 6.01 and 6.02.

6.06   Good Standing Certificate. The Seller shall have delivered to TPN a certificate dated as of the most recent practicable date prior to the Closing issued by the Department of Financial Institutions of the State of Wisconsin to the effect that MSI is legally existing and in current status.

6.07   Secretary's Certificate. The Seller shall have delivered to TPN at the Closing a certificate to the effect that attached thereto is a true and complete copy of the Certificate of Incorporation and the Bylaws of MSI (as amended through such date) as in effect on the date thereof.

6.08.    No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status, capital stock, or prospects of MSI as at the MSI Balance Sheet Date.

6.09   Due Diligence Investigation. TPN shall have conducted, and be satisfied in its sole discretion with the results of, the Due Diligence Investigation, including the unaudited Closing Date Balance Sheet of MSI. Receipt of and satisfaction with such unaudited Closing Date Balance Sheet of MSI shall in no way affect MSI's obligation to deliver the audited balance sheet of MSI, dated as of the close of business on the Closing Date, which is to be delivered to TPN not later than thirty (30) days following the Closing Date.

6.10   Financial Statements. The Closing Date Balance Sheet will have been delivered to TPN in accordance with Section 5.01.6 of this Agreement.

6.11    Earnout Agreement. The Seller and TPN shall have entered into the Earnout Agreement in the form attached as Exhibit A and such agreement shall be in full force and effect.

6.13    Employment Agreement. The Seller and TPN shall have entered into the Employment Agreement in the form attached as Exhibit B and such agreement shall be in full force and effect.

6.14    Non-Compete Agreement. The Seller and TPN shall have entered into the Non-Compete Agreement in the form attached as Exhibit C and such agreement shall be in full force and effect.

6.15    Assets. The Seller shall have caused any existing liens on any of MSI’s assets to be released as of the Closing Date, other than the purchase money security interest described in Schedule 3.11.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE

The obligation of the Seller to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Seller in his sole discretion (except when the fulfillment of such condition is a requirement of law).

7.01.     Representations and Warranties. All representations and warranties of TPN and ESAN contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.02.     Covenants. Each of TPN and ESAN shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.03.     No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of the Seller to own the ESAN Common Stock after the Closing Date, or which might have a Materially Adverse Effect thereon.

7.04     Consents, Licenses and Permits. The Seller and TPN shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of MSI from terminating, the termination of which, in the aggregate, would have a Materially Adverse Effect on the business, financial condition or assets of MSI, or (ii) any material indebtedness of MSI from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

7.05   Certificates. The Seller shall have received a certificate of TPN, dated the Closing Date, signed by the President of TPN as to the satisfaction of the conditions contained in Sections 7.01 and 7.02.

7.06    Good Standing Certificate. TPN shall have delivered to the Seller a certificate dated as of the most recent practicable date prior to the Closing issued by the Department of Treasury of the State of Delaware to the effect that TPN and ESAN are legally existing and in good standing.

7.07    Secretary’s Certificate. TPN and ESAN shall have each delivered to the Seller at the Closing a certificate to the effect that (i) attached thereto is a true and complete copy of the Certificate of Incorporation and the By-Laws of TPN and ESAN (as amended through such date) as in effect on the date thereof, and (ii) attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of TPN and ESAN authorizing the execution, delivery and performance of this Agreement.

7.08.   No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status, capital stock, or prospects of TPN or ESAN as at the Balance Sheet Date.

7.09.    Earnout Agreement. The Seller and TPN shall have entered into the Earnout Agreement in the form attached as Exhibit A and such agreement shall be in full force and effect.

7.10.    Employment Agreement. The Seller and TPN shall have entered into the Employment Agreement in the form attached as Exhibit B and such agreement shall be in full force and effect.

7.11     Non-Compete Agreement. The Seller and TPN shall have entered into the Non-Compete Agreement in the form attached as Exhibit C and such agreement shall be in full force and effect.

7.12    ESAN Guarantee. ESAN shall have executed and delivered to Seller the Guarantee of TPN’s obligations under this Agreement, the Earnout Agreement and the Employment Agreement, in the form attached as Exhibit D (the “Guarantee”) and such Guarantee shall be in full force and effect.

ARTICLE VIII
CLOSING

8.01   Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by mail via Federal Express, telecopy and wire transfer, as applicable, on May ___, 2004, or at such other time and place as may be mutually agreed to by the parties hereto. Such date is referred to in this Agreement as the "Closing Date."

8.02.     Items to be Delivered by the Seller. At the Closing, the Seller will deliver or cause to be delivered to TPN:

8.02.1.   Certificates representing the MSI Common Stock in accordance with Section 1.01 hereof, accompanied by all instruments and documents as in the opinion of TPN's counsel shall be necessary to effect the transfer of and to vest title in and to the MSI Common Stock in TPN, free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon;

8.02.2    The certificates required by Section 6.05, 6.06 and 6.07;

8.02.3   The Earnout Agreement in the form attached hereto as Exhibit A;

8.02.4   The Employment Agreement in the form attached hereto as Exhibit B;

8.02.5   The Non-Compete Agreement in the form attached hereto as Exhibit C; and

8.02.6   Such other certified resolutions, documents and certificates as are required to be delivered by MSI and the Seller pursuant to the provisions of this Agreement.

8.03.     Items to be Delivered by TPN. At the Closing, TPN will deliver or cause to be delivered to the Seller:

8.03.1   The certificates representing ESAN Common Stock to be delivered as part of the Purchase Price pursuant to Section 1.03.1;

8.03.2   The certificate required by Sections 7.05, 7.06 and 7.07;

8.03.3   The Earnout Agreement in the form attached hereto as Exhibit A;

8.03.4   The Employment Agreement in the form attached hereto as Exhibit B;

8.03.5    The Non-Compete Agreement attached hereto as Exhibit C;

8.03.6    The Guarantee attached hereto as Exhibit D;

8.03.7    Such other certified resolutions, documents and certificates as are required to be delivered by TPN or ESAN pursuant to the provisions of this Agreement.

8.03.8    The release of any personal guarantees of Seller of the obligations of MSI to third parties.

ARTICLE IX
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.01   Survival. Notwithstanding any right of the parties hereto (whether or not exercised) to investigate the affairs of the other parties hereto, including, without limitation, the right or TPN to conduct the Due Diligence Investigation, or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Seller and TPN have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement (without limitation or restriction). The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a term that expires on the earlier of: (i) of two (2) years with the exception of those regarding taxes set forth in Section 3.10 which shall survive the Closing for the statute of limitations periods applicable to the matters referred to therein; or (ii) the date that Seller’s employment with MSI is terminated without cause (as defined in the Employment Agreement).

9.02    Indemnification.

(a)     The Seller agrees to save, defend and indemnify TPN and ESAN and their respective officers, directors members, employees, agents and affiliates against and hold it harmless from any losses, damages, deficiencies or liabilities (including, without limitation, counsel fees and expenses and any settlement amounts in connection therewith) (“Losses”) caused by, resulting or arising from or otherwise relating to (i) any failure by the Seller to perform or otherwise fulfill or comply with any undertaking, agreement, or obligation of the Seller hereunder, or (ii) any breach of any representation or warranty of Seller contained herein.

(b)     TPN and ESAN agree to save, defend and indemnify the Seller and his agents and affiliates against and hold Seller harmless from any and all Losses caused by, resulting or arising from or otherwise relating to (i) any failure by TPN or ESAN to perform or otherwise fulfill or comply with any undertaking, agreement, or obligation of TPN or ESAN hereunder or (ii) by reason of any breach of any representation or warranty of TPN or ESAN contained herein.

9.03.     Defense of Claims. An indemnified party agrees to notify the indemnifying party or parties with reasonable promptness of any claim asserted against it in respect of which the indemnifying party or parties may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The indemnifying party shall have the right to defend any such claim at their own expense and with counsel of their choice; provided, however, that such counsel shall have been approved by the indemnified party prior to engagement, which approval shall not be unreasonably withheld, or delayed; and provided further, that the indemnified party may participate in such defense, if it so chooses, with its own counsel and as its own expense. The parties hereby acknowledge and agree that the obligation of any Indemnifying Party to indemnify any Indemnified Party with respect to any claim or demand in respect of which such Indemnified Party might seek indemnity from such Indemnifying Party shall be reduced by: (i) an amount equal to the amount, if any, received by the Indemnified Party in respect of insurance proceeds or other similar compensation paid to such Indemnified Party as a result of or in connection with such claim or demand; and (ii) any tax benefit realized or to be realized by the Indemnified Party.

9.04.     Exclusive Remedy. The indemnification provisions of this Article IX will be the sole and exclusive remedy of the Seller, TPN and any other indemnified parties after the date hereof for any relief and/or damages suffered by any indemnified party hereunder in connection with this Agreement or the transactions contemplated hereby.

9.05.     Limitation of Liability. Seller shall not be required to indemnify TPN and ESAN under Section 9.02(a) above, unless the aggregate amount of the losses owing thereunder shall exceed on a cumulative basis Twenty-Five Thousand Dollars ($25,000), and then only to the extent of the excess. The total liability of Seller for all claims under Section 9.02(a) above, shall not exceed:

9.05.1     for all claims which are the subject of a notice under Section 9.03 delivered to Seller on or before May __, 2005, the sum of One Million Dollars ($1,000,000);

9.05.2     for all claims which are the subject of a notice under Section 9.03 delivered to Seller after May __, 2005 and before May __, 2006 (when aggregated with all claims made prior to May __, 2005), the sum of Five Hundred Thousand Dollars ($500,000).

9.06.     Source of Recovery. Seller may satisfy any losses incurred by TPN and/or ESAN under Section 9.02(a) by tendering to TPN and/or ESAN shares of ESAN Common Stock subject to the following limitations:

9.06.1   the first $100,000 of all valid claims may be satisfied with shares of ESAN Common Stock, the value of which is equal to one hundred thousand ($100,000) dollars, and

9.06.2   thereafter, to the extent the aggregate valid claims exceed $100,000, the Seller may satisfy up to fifty (50%) percent the aggregate valid claims with shares of ESAN Common Stock.

For purposes of this Section 9.06 the value of the ESAN Common Stock means the automatic averages of the Closing Price of ESAN Common Stock on each trading day during the twenty (20) consecutive trading days immediately preceding the date of the notice provided by TPN and/or ESAN under Section 9.03.

ARTICLE X
TERMINATION AND WAIVER

10.01     Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

10.01.1   By mutual consent of TPN and the Seller;

10.01.2   By TPN if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to __________, 2004 or shall become incapable of fulfillment at any time, and shall not have been waived;

10.01.3    By the Seller if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to _____________, 2004 or shall have become incapable of fulfillment at any time, and shall not have been waived;

10.01.4   By either TPN or the Seller if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of such party, to consummate same.

In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 11.02.

10.02.     Waiver. Any condition to the performance of the Seller or TPN which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.01.     Expenses. Each of the parties hereto shall bear its or his own expenses in connection herewith.

11.02.     Confidential Information. Each party agrees that such party and its or his respective representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof: provided, however, that each party's obligations under this Section 11.02 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its or his agents, officers, directors, managers or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

11.03.     Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

11.04.     Publicity. The parties agree that no publicity release or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

11.05.     Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by reputable overnight delivery service, or be mailed, certified or registered mail, postage prepaid, as follows:

   If to the Seller:

Mr. James Dziak
c/o Microtek Systems Incorporated
5343 North 118 Court
Milwaukee, Wisconsin 53225-3085

   With a copy to:

Peter J. Ruud
Davis & Kuelthau, s.c.
111 East Kilbourn Avenue, Suite 1400
Milwaukee, WI 53202

   and if to TPN or ESAN, to:

Torrey Pines Networks, Inc.
12 Morgan
Irvine, California 92618
Attention: Kanwar J. S. Chadha, Ph.D.
President & CEO

   With a copy to:

Greenbaum, Rowe, Smith, Ravin,
Davis & Himmel, LLP
99 Wood Avenue South
P.O. Box 5600
Woodbridge, New Jersey 07095
Attention: W. Raymond Felton

The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

11.06   Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto: provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties.

11.07.     Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

11.08.     Exhibits and Schedules. All Exhibits and Schedules annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits, Schedules, documents or instruments shall be deemed to refer to and include all such Exhibits, Schedules, documents and instruments.

11.09.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to agreements made and to be performed entirely within that state, excluding the choice of law rules thereof.

11.10     Specific Performance. In the event of a material breach by a party of its or his respective representations and obligations hereunder to sell and deliver the MSI Common Stock or ESAN Common Stock, as the case may be, to the other party which is not cured within thirty (30) calendar days after written notice to that effect, the non-breaching party, in addition to any other rights or remedies, shall have the right to bring an action to enforce the terms of this Agreement by decree of specific performance without being required to prove actual damages, post bond or furnish other security, it being agreed that the MSI Common Stock and ESAN Common Stock to be transferred hereunder are each unique and not readily available in the open market, and the breaching party thereby further agrees to waive any and all defenses against any such action for specific performance based on the grounds that there is an adequate remedy for money damages available.

11.11.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

11.12.     Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

WITNESS the execution of this Agreement as of the date first above written.

TORREY PINES NETWORKS, INC.

By: /s/ Kanwar J. S. Chadha

Kanwar J.S. Chadha, Ph.D., President

ENTRADA NETWORKS, INC.

By: /s/ Kanwar J. S. Chadha

Kanwar J.S. Chadha, Ph.D., President & CEO

By: /s/ James Dziak

James Dziak, As an Individual

MICROTEK SYSTEMS INC.

By: /s/ James Dziak

James Dziak, President